Free Writing Prospectus

Filed Pursuant to Rule 433

Registration No. 333-130536-12

_________________________________________________________________________________

The asset-backed securities referred to in these materials, and the asset pools backing them, are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a "when, as and if issued" basis. You understand that, when you are considering the purchase of these securities, a contract of sale will come into being no sooner than the date on which the relevant class has been priced and we have confirmed the allocation of securities to be made to you; any "indications of interest" expressed by you, and any "soft circles" generated by us, will not create binding contractual obligations for you or us.

Because the asset-backed securities are being offered on a "when, as and if issued" basis, any contract of sale will terminate, by its terms, without any further obligation or liability between us, if the securities themselves, or the particular class to which the contract relates, are not issued. In addition, since the asset-backed securities and the asset pools backing them are subject to modification or revision (including the possibility that one or more classes of securities may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus), any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation or liability between us (the "Automatic Termination"). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

MBS New Issue Term Sheet

Mortgage Pass-Through Certificates, Series 2006-8T2

$330,665,000 (approximate) Classes A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10, A-11, M-1, M-2, M-3, M-4, M-5 and M-6 (Offered Certificates)

Banc of America Funding Corporation

Depositor

Bank of America, National Association

Sponsor

Wells Fargo Bank, N.A.

Master Servicer and Securities Administrator

U.S. Bank National Association

Trustee and Custodian

Bank of America, National Association

Wells Fargo Bank, N.A.

PHH Mortgage Corporation

Servicers

November 17, 2006

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal..

DISCLAIMER

This free writing prospectus is being delivered to you solely to provide you with information about the offering of the securities referred to in this free writing prospectus and to solicit an offer to purchase the securities, when, as and if issued. Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase securities. You may withdraw your offer to purchase securities at any time prior to our acceptance of your offer.

The information in this free writing prospectus supersedes information contained in any prior similar free writing prospectus relating to these securities prior to the time of your commitment to purchase.

This free writing prospectus is not an offer to sell or solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

IRS CIRCULAR 230 NOTICE

TO ENSURE COMPLIANCE WITH REQUIREMENTS IMPOSED BY THE INTERNAL REVENUE SERVICE, WE INFORM YOU THAT (A) ANY UNITED STATES FEDERAL TAX ADVICE CONTAINED HEREIN (INCLUDING ANY ATTACHMENTS OR ENCLOSURES) WAS NOT INTENDED OR WRITTEN TO BE USED, AND CANNOT BE USED, FOR THE PURPOSE OF AVOIDING UNITED STATES FEDERAL TAX PENALTIES, (B) ANY SUCH ADVICE WAS WRITTEN TO SUPPORT THE PROMOTION OR MARKETING OF THE TRANSACTIONS OR MATTERS ADDRESSED HEREIN AND (C) ANY TAXPAYER TO WHOM THE TRANSACTIONS OR MATTERS ARE BEING PROMOTED, MARKETED OR RECOMMENDED SHOULD SEEK ADVICE BASED ON ITS PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW THIS DOCUMENT ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2

Preliminary Summary of Certificates
To Call(1)
Class	Approx. Size(2)	Interest - Principal Type	Est. WAL (yrs)	Est. Prin. Window (mos)	Expected Maturity to Call @ 100% PPC	Delay Days	Expected Ratings
Offered Certificates							Moody's	S&P
A-1	$12,000,000	Senior, Sequential Pay	1.05	1-25	25	0	Aaa	AAA
A-2	$127,158,000	Senior, Sequential Pay	1.05	1-25	25	24	Aaa	AAA
A-3	$45,000,000	Senior, Sequential Pay	2.50	25-36	36	0	Aaa	AAA
A-4	$26,516,000	Super Senior, Sequential Pay	3.50	36-49	49	24	Aaa	AAA
A-5	$1,498,000	Super Senior Support, Sequential Pay	3.50	36-49	49	24	Aa1	AAA
A-6	$26,986,000	Super Senior, Sequential Pay	5.00	49-80	80	24	Aaa	AAA
A-7	$1,526,000	Super Senior Support, Sequential Pay	5.00	49-80	80	24	Aa1	AAA
A-8	$14,023,000	Senior, Sequential Pay	7.86	80-96	96	24	Aaa	AAA
A-9	$49,290,000	Senior, Lockout	6.37	37-96	96	24	Aaa	AAA
A-10	$10,000,000	Super Senior, Lockout	6.37	37-96	96	24	Aaa	AAA
A-11	$500,000	Super Senior Support, Lockout	6.37	37-96	96	24	Aa1	AAA
M-1	$7,667,000	Mezzanine	5.31	37-96	96	24	Aa2	AA
M-2	$1,833,000	Mezzanine	5.31	37-96	96	24	A1	A
M-3	$1,667,000	Mezzanine	5.31	37-96	96	24	A2	A-
M-4	$1,667,000	Mezzanine	5.31	37-96	96	24	A3	BBB+
M-5	$1,667,000	Mezzanine	5.22	37-96	96	24	Baa2	BBB
M-6	$1,667,000	Mezzanine	4.85	37-84	84	24	Baa3	BBB-
Not Offered Hereunder
B-1	$1,500,000	Information Not Provided Herein
CE	NA
P	$100
A-R	$100

(1)

Estimated weighted average life, principal window and maturity for the Offered Certificates are estimated to the 10% cleanup call at a pricing speed of 100% PPC, where PPC is 10% CPR in the first month increasing approximately 1.363636% each month up to and including month 12, and remaining at 25% CPR.

(2)	Class sizes are approximate and are subject to a +/- 5% variance

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2

Preliminary Summary of Certificates
To Maturity(1)
Class	Approx. Size(2)	Interest - Principal Type	Est. WAL (yrs)	Est. Prin. Window (mos)	Expected Final Maturity to 100% PPC	Delay Days	Expected Ratings
Offered Certificates							Moody's	S&P
A-1	$12,000,000	Senior, Sequential Pay	1.05	1-25	25	0	Aaa	AAA
A-2	$127,158,000	Senior, Sequential Pay	1.05	1-25	25	24	Aaa	AAA
A-3	$45,000,000	Senior, Sequential Pay	2.50	25-36	36	0	Aaa	AAA
A-4	$26,516,000	Super Senior, Sequential Pay	3.50	36-49	49	24	Aaa	AAA
A-5	$1,498,000	Super Senior Support, Sequential Pay	3.50	36-49	49	24	Aa1	AAA
A-6	$26,986,000	Super Senior, Sequential Pay	5.00	49-80	80	24	Aaa	AAA
A-7	$1,526,000	Super Senior Support, Sequential Pay	5.00	49-80	80	24	Aa1	AAA
A-8	$14,023,000	Senior, Sequential Pay	12.42	80-222	222	24	Aaa	AAA
A-9	$49,290,000	Senior, Lockout	6.76	37-220	220	24	Aaa	AAA
A-10	$10,000,000	Super Senior, Lockout	6.76	37-219	219	24	Aaa	AAA
A-11	$500,000	Super Senior Support, Lockout	6.76	37-218	218	24	Aa1	AAA
M-1	$7,667,000	Mezzanine	5.71	37-142	142	24	Aa2	AA
M-2	$1,833,000	Mezzanine	5.60	37-122	122	24	A1	A
M-3	$1,667,000	Mezzanine	5.52	37-115	115	24	A2	A-
M-4	$1,667,000	Mezzanine	5.41	37-107	107	24	A3	BBB+
M-5	$1,667,000	Mezzanine	5.22	37-97	97	24	Baa2	BBB
M-6	$1,667,000	Mezzanine	4.85	37-84	84	24	Baa3	BBB-
Not Offered Hereunder
B-1	$1,500,000	Information Not Provided Herein
CE	NA
P	$100
A-R	$100

(1)

Estimated weighted average life, principal window and maturity for the Offered Certificates are estimated to the maturity at a pricing speed of 100% PPC, where PPC is 10% CPR in the first month increasing approximately 1.363636% each month up to and including month 12, and remaining at 25% CPR.

(2)	Class sizes are approximate and are subject to a +/- 5% variance

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Senior Certificates:	Classes A-R, A-1, A-2, A-3, A-4, A-5, A-6, A-7, A-8, A-9, A-10 and A-11

Mezzanine Certificates:	Classes M-1, M-2, M-3, M-4, M-5 and M-6

Subordinate Certificates:	Classes M-1, M-2, M-3, M-4, M-5, M-6, B-1, P and CE

Super Senior Support Certificates:	Class A-5 is Super Senior Support to Class A-4, Class A-7 is Super Senior Support to Class A-6 and Class A-11 is Super Senior Support to Class A-10.

Supplemental Interest Trust Trustee:	Wells Fargo Bank, N.A.

ERISA Eligibility:

The Offered Certificates, exclusive of the right to receive payments in respect of the Swap Agreement, are expected to be eligible for purchase by or on behalf of an employee benefit plan or arrangement, including an individual retirement account, subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code") or any federal, state or local law ("Similar Law") which is similar to ERISA or the Code (collectively, a "Plan") if the conditions of the Exemption (as defined below) are met. Prior to the termination of the Supplemental Interest Trust, a Plan must also meet the requirements of an investor-based class exemption to be eligible to purchase the Offered Certificates.

The U.S. Department of Labor has extended to Banc of America Securities LLC an administrative exemption (the "Exemption") from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, the holding and the subsequent resale by certain Plans of certificates in pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption.

A fiduciary or other person acting on behalf of any Plan should carefully review with its legal advisors whether the purchase or holding of an Offered Certificate could give rise to a transaction prohibited or not otherwise permissible under ERISA, the Code or Similar Law. Prospective Plan investors should consult with their legal advisors concerning the impact of ERISA, the Code and Similar Law, the applicability of the Exemption, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Certificates. Moreover, each Plan fiduciary should determine whether under the governing plan instruments and the applicable fiduciary standards of investment prudence and diversification, an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Principal Distributions on the Senior Certificates:

For each Distribution Date before the Stepdown Date or when a Trigger Event is in effect, the Principal Distribution Amount will be allocated among and distributed in reduction of the class balances of the Senior Certificates in the following order of priority:

first, to the Class A-R Certificate, until its class balance has been reduced to zero;

second, concurrently, to the Class A-9, Class A-10 and Class A-11 Certificates, pro rata, up to the Priority Amount;

third, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until the class balances thereof have been reduced to zero;

fourth, to the Class A-3 Certificates, until the class balance thereof has been reduced to zero;

fifth, concurrently, to the Class A-4 and Class A-5 Certificates, pro rata, until the class balances thereof have been reduced to zero;

sixth, concurrently, to the Class A-6 and Class A-7 Certificates, pro rata, until the class balances thereof have been reduced to zero;

seventh, to the Class A-8 Certificates until the class balance thereof has been reduced to zero; and

eighth, concurrently, to the Class A-9, Class A-10 and Class A-11 Certificates, pro rata, until the class balances thereof have been reduced to zero.

For each Distribution Date on or after the Stepdown Date so long as no Trigger Event is in effect, the Senior Principal Distribution Amount will be allocated among and distributed in reduction of the class balances of the Senior Certificates in the following order of priority:

first, to the Class A-R Certificate, until its class balance has been reduced to zero;

second, concurrently, to the Class A-9, Class A-10 and Class A-11 Certificates, pro rata, up to the Priority Amount;

third, concurrently, to the Class A-1 and Class A-2 Certificates, pro rata, until the class balances thereof have been reduced to zero;

fourth, to the Class A-3 Certificates, until the class balance thereof has been reduced to zero;

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Principal Distributions on the Senior Certificates (continued):	fifth, concurrently, to the Class A-4 and Class A-5 Certificates, pro rata, until the class balances thereof have been reduced to zero;

sixth, concurrently, to the Class A-6 and Class A-7 Certificates, pro rata, until the class balances thereof have been reduced to zero;

seventh, to the Class A-8 Certificates until the class balance thereof has been reduced to zero; and

eighth, concurrently, to the Class A-9, Class A-10 and Class A-11 Certificates, pro rata, until the class balances thereof have been reduced to zero.

Class M-1 Principal Distribution Amount:

As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date) and (ii) the class balance of the Class M-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 93.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the Pool Balance on the Cut-off Date.

Class M-2 Principal Distribution Amount:

As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date) and (iii) the class balance of the Class M-2 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 94.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the Pool Balance on the Cut-off Date.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Class M-3 Principal Distribution Amount:

As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date) and (iv) the class balance of the Class M-3 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 95.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the Pool Balance on the Cut-off Date.

Class M-4 Principal Distribution Amount:

As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the class balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date) and (v) the class balance of the Class M-4 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 96.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the Pool Balance on the Cut-off Date.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Class M-5 Principal Distribution Amount:

As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the class balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the class balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date) and (vi) the class balance of the Class M-5 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 97.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the Pool Balance on the Cut-off Date.

Class M-6 Principal Distribution Amount:

As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the class balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the class balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the class balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date) and (vii) the class balance of the Class M-6 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 98.40% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the Pool Balance on the Cut-off Date.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Class B-1 Principal Distribution Amount:

As of any Distribution Date on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (x) the sum of (i) the sum of the class balances of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount on such Distribution Date), (ii) the class balance of the Class M-1 Certificates (after taking into account the payment of the Class M-1 Principal Distribution Amount on such Distribution Date), (iii) the class balance of the Class M-2 Certificates (after taking into account the payment of the Class M-2 Principal Distribution Amount on such Distribution Date), (iv) the class balance of the Class M-3 Certificates (after taking into account the payment of the Class M-3 Principal Distribution Amount on such Distribution Date), (v) the class balance of the Class M-4 Certificates (after taking into account the payment of the Class M-4 Principal Distribution Amount on such Distribution Date), (vi) the class balance of the Class M-5 Certificates (after taking into account the payment of the Class M-5 Principal Distribution Amount on such Distribution Date), (vii) the class balance of the Class M-6 Certificates (after taking into account the payment of the Class M-6 Principal Distribution Amount on such Distribution Date) and (viii) the class balance of the Class B-1 Certificates immediately prior to such Distribution Date over (y) the lesser of (a) the product of (i) approximately 99.30% and (ii) the Pool Balance as of the last day of the related Collection Period and (b) the amount by which the Pool Balance as of the last day of the related Collection Period exceeds the product of (i) 0.35% and (ii) the Pool Balance on the Cut-off Date.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Swap Agreement:

On the Closing Date, the Supplemental Interest Trust Trustee on behalf of the Banc of America Funding 2006-8T2 supplemental interest trust (the “Supplemental Interest Trust”) will enter into an Interest Rate Swap Agreement with a notional amount equal to, on each Distribution Date, the “Swap Notional Amount.” Under the Interest Rate Swap Agreement, the Supplemental Interest Trust will be obligated to pay a fixed monthly rate on the Swap Notional Amount (calculated on a 30/360 basis) as set forth in the Interest Rate Swap Agreement to the Swap Provider and the Supplemental Interest Trust will be entitled to receive an amount equal to the then-current rate of one-month LIBOR on the Swap Notional Amount (calculated on an actual/360 basis) as set forth in the Interest Rate Swap Agreement from the Swap Provider, until the Interest Rate Swap Agreement is terminated. Only the net amount of the two obligations will be paid by the appropriate party (“Net Swap Payment”). See the attached schedule for the Swap Notional Amount for each Distribution Date.

The Net Swap Payment will be deposited into a swap account (the “Swap Account”) by the Supplemental Interest Trust Trustee pursuant to the Pooling and Servicing Agreement and amounts on deposit in the Swap Account will be distributed as described below under “Supplemental Interest Trust Distributions” and in accordance with the terms set forth in the Pooling and Servicing Agreement. Amounts in the Swap Account will not be invested. The Swap Account will be part of the Supplemental Interest Trust but not an asset of any REMIC.

Upon early termination of the Interest Rate Swap Agreement, the Supplemental Interest Trust or the Swap Provider may be liable to make a termination payment (the “Swap Termination Payment”) to the other party (regardless of which party caused the termination). The Swap Termination Payment will be computed in accordance with the procedures set forth in the Interest Rate Swap Agreement. In the event that the Supplemental Interest Trust is required to make a Swap Termination Payment, the payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to distributions to certificateholders.

In the event that the Supplemental Interest Trust receives a Swap Termination Payment, and a successor Swap Provider cannot be obtained, then such Swap Termination Payment will be deposited into a reserve account and the Supplemental Interest Trust Trustee, on each subsequent Distribution Date, will withdraw the amount of any Net Swap Payment due to the Supplemental Interest Trust (calculated in accordance with the terms of the original Interest Rate Swap Agreement) and administer such Net Swap Payment in accordance with the terms of the Pooling and Servicing Agreement.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Swap Agreement (continued):

A “Defaulted Swap Termination Payment” means any payment required to be made by the Supplemental Interest Trust to the Swap Provider pursuant to the Interest Rate Swap Agreement as a result of an event of default under the Interest Rate Swap Agreement with respect to which the Swap Provider is the defaulting party or a termination event (including a downgrade termination event) under that agreement (other than illegality or a tax event) with respect to which the Swap Provider is the sole Affected Party (as defined in the Interest Rate Swap Agreement).

Monthly Excess Cashflow:

Notwithstanding anything to the contrary in any previously distributed free writing prospectus, on any Distribution Date, the sum of any Monthly Excess Interest Amount (after the payment of any Extra Principal Distribution Amount), the Overcollateralization Release Amount, if any, and any portion of the Principal Distribution Amount (without duplication) remaining after principal distributions on the Certificates will be applied in the following order of priority on that Distribution Date:

first, pro rata, to the Senior Certificates, to pay any remaining Accrued Certificate Interest;

second, pro rata, to the Senior Certificates, to pay any Interest Carry Forward Amount;

third, pro rata, to the Senior Certificates, to reimburse for Realized Losses applied to such classes;

fourth, sequentially, first to each class of Mezzanine Certificates in numerical order, beginning with the class of Mezzanine Certificates with the highest payment priority, and then to the Class B-1 Certificates, (i) first to pay any remaining Accrued Certificate Interest, (ii) then to pay any remaining Interest Carry Forward Amount and (iii) finally to reimburse for Realized Losses applied to each such class;

fifth, to the extent of amounts otherwise distributable on the Class CE Certificates, first, concurrently, to the Senior Certificates, pro rata, and then, sequentially, to the Mezzanine Certificates in numerical order, beginning with the class of Mezzanine Certificates with the highest payment priority, and then to the Class B-1 Certificates, any Cap Carryover Amounts;

sixth, to the extent of amounts otherwise distributable on the Class CE Certificates, to the Supplemental Interest Trust to fund any Defaulted Swap Termination Payment; and

seventh, any remaining amounts to the Class CE, Class A-R and Class-P Certificates as specified in the Pooling Agreement.

Collection Period:	The period from the second day of the calendar month preceding the month in which a Distribution Date occurs through the first day of the calendar month in which the Distribution Date occurs.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Supplemental Interest Trust Distribution:

On any Distribution Date and after all distributions of the Interest Remittance Amount, the Principal Remittance Amount and the distributions made under “Monthly Excess Cashflow” above, funds in the Supplemental Interest Trust with respect to the Swap Agreement will be distributed in the following order of priority:

	(i)	to the Swap Provider, all Net Swap Payments, if any, owed to the Swap Provider for such Distribution Date;

	(ii)	to the Swap Provider, any Swap Termination Payment, other than a Defaulted Swap Termination Payment, if any, owed to the Swap Provider;

	(iii)	to pay any Interest Carryforward Amounts on the Senior Certificates, pro rata, and then to pay any Interest Carryforward Amounts to the Mezzanine Certificates, sequentially in alphanumeric order;

(iv)

to pay any principal on the Certificates then entitled to distributions of principal, in accordance with the principal payments provisions described herein, in an amount necessary to maintain the applicable Targeted Overcollateralization Amount;

(v)

to pay concurrently in proportion of their respective Applied Realized Loss Amounts, to the Senior Certificates, any remaining Applied Realized Loss Amounts and then to pay to the Mezzanine Certificates, sequentially, in alphanumeric order, the amount of any remaining Applied Realized Loss Amounts;

(vi)

to pay concurrently in proportion of their respective Cap Carryover Amounts after giving effect to distributions already made on such Distribution Date, to the Senior Certificates, any remaining Cap Carryover Amounts;

	(vii)	to pay the Mezzanine Certificates sequentially in alphanumeric order any remaining Cap Carryover Amounts;

	(viii)	to the Swap Provider, any Defaulted Swap Termination Payment, to the extent not already paid; and

	(ix)	to the holders of the Class CE Certificates, any remaining amounts.

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Principal Distribution Amount:	As of any Distribution Date, the sum of (i) the Principal Remittance Amount (minus the Overcollateralization Release Amount, if any) and (ii) the Extra Principal Distribution Amount, if any.

Priority Amount:

For any Distribution Date the lesser of (i) the aggregate class balance of the Class A-9, Class A-10 and Class A-11 Certificates and (ii) the product of (a) the Priority Percentage, (b) the Shift Percentage and (c) the Senior Principal Distribution Amount.

Priority Percentage:	For any Distribution Date (i) the aggregate class balance of the Class A-9, Class A-10 and Class A-11 Certificates divided by (ii) the aggregate class balance of the Senior Certificates.

Senior Principal Distribution Amount:

As of any Distribution Date (i) before the Stepdown Date or as to which a Trigger Event is in effect, the Principal Distribution Amount and (ii) on or after the Stepdown Date and as long as a Trigger Event is not in effect, the excess of (a) the aggregate class balance of the Senior Certificates immediately prior to that Distribution Date over (b) the lesser of (x) the product of (1) approximately 88.70% and (2) the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (y) the amount by which the aggregate Stated Principal Balance of the Mortgage Loans as of the last day of the related Collection Period exceeds the product of (1) 0.35% and (2) the aggregate Stated Principal Balance of the Mortgage Loans on the Cut-off Date.

Senior Specified Enhancement Percentage:	Approximately 11.30%

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2
Preliminary Summary of Terms

Shift Percentage:	For any Distribution Date, the percentage set forth below:

	Distribution Date Occurring In	Shift Percentage
	December 2006 through November 2009	0%
	December 2009 through November 2011	45%
	December 2011 through November 2012	80%
	December 2012 through November 2013	100%
	December 2013 and thereafter	300%

Targeted Overcollateralization Amount:

As of any Distribution Date, (x) prior to the Stepdown Date, approximately 0.35% of the Pool Balance as of the Cut-off Date and (y) on and after the Stepdown Date, (i) if a Trigger Event has not occurred, the greater of (a) approximately 0.70% of the Pool Balance as of the last day of the related Collection Period and (b) 0.35% of the Pool Balance as of the Cut-off Date and (ii) if a Trigger Event has occurred, the Targeted Overcollateralization Amount for the immediately preceding Distribution Date.

Trigger Event:

A “Trigger Event” has occurred on a Distribution Date if (i) the three-month rolling average of 60+ Day Delinquent Loans equals or exceeds 50% of the Senior Enhancement Percentage or (ii) the aggregate amount of Realized Losses on the Mortgage Loans incurred since the Cut-off Date through the last day of the related Collection Period (reduced by the aggregate amount of Recoveries received since the Cut-off Date through the last day of the related Collection Period) divided by the Pool Balance as of the Cut-off Date exceeds the applicable percentages set forth below with respect to such Distribution Date:

	Distribution Date Occurring In	Percentage
	December 2008 through November 2009	0.20% for the first month, plus an additional 1/12th of 0.35% for each month thereafter
	December 2009 through November 2010	0.55% for the first month, plus an additional 1/12th of 0.40% for each month thereafter
	December 2010 through August 2011	0.95% for the first month, plus an additional 1/12th of 0.40% for each month thereafter
	September 2011 through November 2011	1.25%
	December 2011 through July 2012	1.35% for the first month, plus an additional 1/12th of 0.25% for each month thereafter
	August 2012 through November 2012	1.50%
	December 2012 and thereafter	1.60%

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

Banc of America Funding 2006-8T2 Trust Mortgage Pass-Through Certificates, Series 2006-8T2

Preliminary Interest Rate Swap Schedule

Period	Distribution Date	Notional Balance ($)
1	12/25/2006	57,292,000.00
2	1/25/2007	56,758,159.46
3	2/25/2007	56,174,816.28
4	3/25/2007	55,543,919.06
5	4/25/2007	54,867,725.45
6	5/25/2007	54,148,773.40
7	6/25/2007	53,389,869.27
8	7/25/2007	52,594,327.71
9	8/25/2007	51,765,569.68
10	9/25/2007	50,907,232.98
11	10/25/2007	50,036,278.23
12	11/25/2007	49,199,171.67
13	12/25/2007	48,394,600.34
14	1/25/2008	47,621,302.09
15	2/25/2008	46,878,063.69
16	3/25/2008	46,163,718.89
17	4/25/2008	45,477,146.62
18	5/25/2008	39,786,863.85
19	6/25/2008	32,432,255.93
20	7/25/2008	25,363,650.96
21	8/25/2008	18,569,949.11
22	9/25/2008	12,040,480.61
23	10/25/2008	5,764,989.16
24	11/25/2008	0.00

Banc of America Securities LLC

The depositor has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling toll-free 1-800-294-1322 or you e-mail a request to dg.prospectus_distribution@bofasecurities.com. The securities may not be suitable for all investors. Banc of America Securities LLC (the “Underwriter”) and its affiliates may acquire, hold or sell positions in these securities, or in related derivatives, and may have an investment or commercial banking relationship with the depositor.

The information contained in these materials may be based on assumptions regarding market conditions and other matters as reflected herein. The Underwriter makes no representation regarding the reasonableness of such assumptions or the likelihood that any such assumptions will coincide with actual market conditions or events, and these materials should not be relied upon for such purposes. The Underwriter and its affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of these materials, may, from time to time, have long or short positions in, and buy and sell, the securities mentioned herein or derivatives thereof (including options). Information in these materials is current as of the date appearing on the material only. Information in these materials regarding any securities discussed herein supersedes all prior information regarding such securities. These materials are not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.